Exhibit No. 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Westvaco Corporation Registration Statements on Form S-8 (Nos. 333-50703, 2-94699, 33-26823, 33-57879, 33-57881, 333-87275 and 333-50711) and in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-51423 and 333-54424) and in the MW Holding Corporation Registration Statement on Form S-4 (No 333-71124) of our report dated November 20, 2001 relating to the Westvaco Corporation consolidated financial statements which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
January 22, 2002